UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2011

World Energy Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34289	04-3474959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

446 Main Street Worcester, Massachusetts 01608

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (508) 459-8100

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The purpose of this report is to amend World Energy Solutions, Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2011 (the “Initial Report”) which reported the Company’s acquisition of substantially all assets and certain obligations of GSE Consulting, LP (“GSE”) pursuant to an Asset Purchase Agreement. This report amends the Initial Report so as to provide the information under Items 9.01(a) and 9.01(b) of Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement

On October 31, 2011, World Energy Solutions, Inc. (the “Company”) acquired substantially all of the assets and certain obligations of GSE Consulting, LP (“GSE”) pursuant to an Asset Purchase Agreement (the “Agreement”) between the Company, GSE, Glenwood Energy Partners, Ltd. and Gulf States Energy, Inc. GSE is a Texas based energy management and procurement company. The purchase price is $8.6 million, consisting of $3.9 million cash, $1.5 million payoff of debt, and 1.0 million shares of common stock of the Company, valued at $3.2 million based on the NASDAQ consolidated closing bid price on October 31, 2011. GSE may earn up to an additional $4.5 million earn-out payable in cash based on the achievement of certain annualized new booking and renewal rate targets. The maximum purchase price if GSE achieves all of its earn-out targets is $13.1 million.

Item 2.01	Completion of Acquisition or Disposition of Assets

The Company refers to Item 1.01 above, “Entry into a Material Definitive Agreement,” and incorporates the contents of that section herein, as if fully set forth under this Section 2.01.

Item 3.02	Unregistered Sales of Equity Securities

The Company refers to Item 1.01 above, “Entry into a Material Definitive Agreement,” and incorporates the contents of that section herein, as if fully set forth under this Section 3.02. The Company issued at closing to GSE or its designee 1.0 million shares, at a purchase price of $3.21 per share (based on the NASDAQ consolidated closing bid price on October 31, 2011), which equals 9.2% of the current issued and outstanding shares of common stock of the Company. The issuance of the shares of common stock was exempt from registration pursuant to the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, inasmuch as it was not a public offering since no general solicitation or advertising of any kind was used in connection with the issuance and there were only limited recipients, who are knowledgeable accredited investors who understand the investment risks.

ITEM 9.01	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Balance sheets of GSE as of December 31, 2010 and 2009 (audited) and as of September 30, 2011 (unaudited) and the related statements of income, partners’ deficit and cash flows for the years ended December 31, 2010 and 2009 (audited) and for the nine months ended September 30, 2011 and 2010 (unaudited), with the report of the independent registered public accounting firm thereon, are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

(b) PRO FORMA FINANCIAL INFORMATION

Pro forma unaudited combined consolidated balance giving effect to the acquisition of GSE as if the transaction had occurred on September 30, 2011, and pro forma unaudited combined statements of operations of the Company for the nine months ended September 30, 2011 and the year ended December 31, 2010, all giving pro forma effect to the Company’s acquisition of GSE as if the transaction had occurred on January 1, 2010, are attached hereto as Exhibit 99.3 and are incorporated herein by reference.

(d) EXHIBITS

10.1	Asset Purchase Agreement dated October 31, 2011 by and among the Company, GSE Consulting, LP, Glenwood Energy Partners, Ltd. and Gulf States Energy, Inc. *

23.1	Consent of Marcum LLP.

99.1	Press Release issued by the Company dated October 31, 2011. *

99.2	Balance sheets of GSE as of December 31, 2010 and 2009 (audited) and as of September 30, 2011 (unaudited) and the related statements of income, partners’ deficit and cash flows for the years ended December 31, 2010 and 2009 (audited) and for the nine months ended September 30, 2011 and 2010 (unaudited), with the report of the independent registered public accounting firm thereon.

99.3	Unaudited pro forma combined consolidated balance sheet of the Company and GSE as of September 30, 2011 giving effect to the acquisition of GSE as if the transaction had occurred on September 30, 2011 and unaudited pro forma combined consolidated statements of operations of the Company for the nine months ended September 30, 2011 and the year ended December 31, 2010, all giving pro forma effect to the Company’s acquisition of GSE as if the transaction had occurred on January 1, 2010.

*	Previously filed with the Company’s Form 8-K on November 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

World Energy Solutions, Inc.

Dated: January 17, 2012	By:	/s/ James Parslow
James Parslow
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

23.1	Consent of Marcum LLP.

99.2	Balance sheets of GSE as of December 31, 2010 and 2009 (audited) and as of September 30, 2011 (unaudited) and the related statements of income, partners’ deficit and cash flows for the years ended December 31, 2010 and 2009 (audited) and for the nine months ended September 30, 2011 and 2010 (unaudited), with the report of the independent registered public accounting firm thereon.

99.3	Unaudited pro forma combined consolidated balance sheet of the Company and GSE as of September 30, 2011 giving effect to the acquisition of GSE as if the transaction had occurred on September 30, 2011 and unaudited pro forma combined consolidated statements of operations of the Company for the nine months ended September 30, 2011 and the year ended December 31, 2010, all giving pro forma effect to the Company’s acquisition of GSE as if the transaction had occurred on January 1, 2010.

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